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                                                                 EXHIBIT (99)-5

                              SIERRA PACIFIC RESOURCES

                          CONSENT OF PROSPECTIVE DIRECTOR


          Pursuant to Rule 438 under the Securities Act of 1933, as amended (the "Securities Act"), the undersigned hereby consents to be named as about to become a director of Sierra Pacific Resources (the "Registrant") in the Registration Statement on Form S-4 of the Registrant relating to the merger of Registrant with Nevada Power Company to be filed with the Securities and Exchange Commission pursuant to the Securities Act.

                                             /s/ Michael R. Niggli
                                             -----------------------------------
                                             Michael R. Niggli


September 4, 1998
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     Date